EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


                                                          Jurisdiction of
Name of Entity                                      Incorporation/Organization
--------------                                      --------------------------

Dade Lease Management, Inc.                                   Delaware

Dolgencorp, Inc.                                              Kentucky

Dolgencorp of New York, Inc.                                  Kentucky

Dolgencorp of Texas, Inc.                                     Kentucky

Dollar General Stores, Ltd.                                   Kentucky

Dollar General Partners                                       Kentucky

DG Logistics, LLC                                             Tennessee

Dollar General Financial, Inc.                                Tennessee

Nations Title Company, Inc.                                   Tennessee

Dollar General Intellectual Property, L.P.                    Vermont

The Greater Cumberland Insurance Company                      Vermont